              OCTOBER 25, 1996 - INFORMATION ON DISTRIBUTION   EXHIBIT 28.6
                                 TO CERTIFICATEHOLDERS

Bear Stearns Mortgage Securities Inc.
Mortgage Pass-Through Certificates, Series 1996-2

                        Principal Amt
            Original    Outstanding                                                          Ending
Certificat  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class      Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   1-A     $30,088,323   $29,060,226    7.000%    $168,115      $168,115     $186,189      $28,874,038



           $30,088,323   $29,060,226              $168,115      $168,115     $186,189      $28,874,038


